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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of United Rentals, Inc. for the registration of 989,596 shares of its Common Stock and to the incorporation by reference therein of our report dated February 17, 1999, except for Note 17, as to which the date is February 26, 1999, with respect to the consolidated financial statements of United Rentals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998; our report dated January 23, 1998 with respect to the financial statements of Mission Valley Rentals, Inc. included in the Company's Current Report on Form 8-K/A dated February 4, 1998; and our report dated June 24, 1998, with respect to the financial statements of Power Rental Co., Inc. included in the Company's Current Report on Form 8-K/A dated July 21, 1998 and in the Company's Current Report on Form 8-K dated December 24, 1998, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP


MetroPark, New Jersey
August 26, 1999